Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED
THIRD QUARTER 2012 FINANCIAL RESULTS

Company Had Three of the Top Four Best-Selling Games in North America and Europe
for the First Nine Months of 2012(1)

Company Raises 2012 Net Revenues and EPS Outlook

Santa Monica, CA — November 7, 2012 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the third quarter of 2012.

	Third Quarter			Nine Months
(in millions, except EPS)	2012	Prior Outlook*	2011	2012	2011
GAAP
Net Revenues	$841	$740	$754	$3,088	$3,348
EPS	$0.20	$0.06	$0.13	$0.70	$0.84
Non-GAAP
Net Revenues	$751	$690	$627	$2,393	$2,080
EPS	$0.15	$0.07	$0.07	$0.40	$0.31

*Prior Outlook was provided by the company in its August 2, 2012 earnings release

For the quarter ended September 30, 2012, the company delivered record GAAP net revenues of $841 million, as compared with $754 million for the third quarter of 2011.   On a non-GAAP basis, the company’s net revenues were $751 million, as compared with $627 million for the third quarter of 2011.  For the third-quarter, GAAP net revenues from digital channels were $430 million and represented 51% of the company’s total net revenues.  On a non-GAAP basis, net revenues from digital channels were $427 million and represented 57% of the quarter’s total net revenues.

For the quarter ended September 30, 2012, Activision Blizzard delivered record GAAP earnings per diluted share of $0.20, as compared with $0.13 for the third quarter of 2011.  On a non-GAAP basis, the company also delivered record earnings per diluted share of $0.15, as compared with $0.07 for the third quarter of 2011.  Both GAAP and non-GAAP earnings include a one-time tax benefit of $46 million, or $0.04 per diluted share, resulting from the closure of an IRS audit related to pre-merger net operating losses from Vivendi Games.

(1) According to The NPD Group, Chart-Track and GfK

1

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, Chief Executive Officer, Activision Blizzard, said, “Our unyielding commitment to excellence, the strength of our employees around the globe and our focus on creating great entertainment experiences have enabled us to once again deliver better-than-expected financial results.  We have, for the third straight year, generated over $1 billion of operating cash flow for the trailing twelve month period ending September 30. Our performance was driven by the launch of Blizzard Entertainment’s World of Warcraft®: Mists of Pandaria™ and continued sales of its top-selling PC game, Diablo® III, as well as Activision Publishing’s new entertainment property, Skylanders Spyro’s Adventure®, and sales of titles in the Call of Duty® franchise.  Based on our strong third-quarter performance and increased visibility into the remainder of the year, we are raising our full-year financial outlook and expect to deliver record non-GAAP operating margins and the highest non-GAAP earnings per share in our company’s history.  We now expect non-GAAP earnings per share will increase more than 18% year over year.”

Kotick added, “Skylanders Giants™ is off to a great start and next week the company will release Call of Duty®: Black Ops II, which we believe will be one of the most successful launches of any form of entertainment in history.”

Kotick continued, “As we look to 2013, we are cautious about business prospects given a continuingly challenged global economy, the ongoing console transition and very difficult year-over-year comparables due to Blizzard’s record-shattering Diablo III sales in 2012.  We expect that over the long-term, we will maintain our leadership position as the world’s leading interactive entertainment company and continue to provide strong returns to our shareholders by delivering great games to audiences around the world.”

Selected Business Highlights

•                  Activision Publishing’s Skylanders Spyro’s Adventure has been the #1 best-selling console and handheld game overall in dollars, including accessory packs and figures, in North America and Europe for the first nine months of 2012.(1)  Additionally, Skylanders Spyro’s Adventure was the #1 action-figure line in the U.S., outselling all other action—figure lines for the first nine months of 2012.(2)

(1) According to The NPD Group, Chart-Track and GfK

(2) According to The NPD Group

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•                  For the first nine months, Activision Blizzard was the #1 PC publisher in the U.S. and Europe.  Additionally, for the third quarter, Blizzard Entertainment had two of the top five PC games with Diablo III and World of Warcraft: Mists of Pandaria.(1)

•                  Since its release in May 2012, Blizzard Entertainment’s Diablo III was the #1 best-selling game in dollars and units on the PC in the U.S. and Europe.(1)

•                  On September 25, 2012, Blizzard Entertainment released World of Warcraft: Mists of Pandaria, and sold through approximately 2.7 million copies of the game as of its first week of release.(3) Additionally, on October 2, 2012, World of Warcraft: Mists of Pandaria was released in China, marking what the company believes to be the first time any game has officially released in China as part of a global launch.

•                  As of September 30, 2012, Blizzard Entertainment’s World of Warcraft remains the #1 subscription-based MMORPG, with more than 10 million subscribers.(3)

Company Outlook

During October, Activision Publishing released several new titles including:  007TM Legends on October 16, 2012; Skylanders Giants™ on October 22, 2012; Cabela’s Dangerous Hunts 2013 and Cabela’s Hunting Expeditions on October 23, 2012; and Transformers Prime™ on October 30, 2012.

On November 13, 2012, Activision Publishing expects to release its highly anticipated game, Call of Duty: Black Ops II, the most ambitious Call of Duty game ever.  Additionally, Activision Publishing expects to release Wipeout 3 on November 18, 2012 and Family Guy: Back to the Multiverse on November 20, 2012.

Based on better-than-expected third-quarter results, Activision Blizzard is raising its outlook for calendar year 2012 from the estimates it provided on August 2, 2012, as follows:

(1) According to The NPD Group, Chart-Track and GfK

(3) According to Activision Blizzard internal estimates

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	GAAP Outlook	Prior* GAAP Outlook		Non-GAAP Outlook	Prior* Non-GAAP Outlook
CY 2012
Net Revenues (in millions)	$4,574		$4,330	$4,805		$4,630
EPS	$0.88		$0.69	$1.10		$0.99
Q4 2012
Net Revenues (in millions)	$1,485	$	n/a	$2,412	$	n/a
EPS	$0.19	$	n/a	$0.70	$	n/a

*Prior outlook was provided by the company in its August 2, 2012 earnings release.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended September 30, 2012 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-455-2265 in the U.S. with passcode 7041557.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile device game publisher with leading positions across the major categories of the interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

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Subscriber Definition:  Consistent with past practice, World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  expenses related to restructuring;

•                  the amortization of intangibles, and impairment of intangible assets and goodwill; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

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Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.

Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, the impact of the current macroeconomic environment and market conditions within the video game industry, increasing concentration of titles, shifts in consumer spending trends, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, the seasonal and cyclical nature of the interactive entertainment market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, protection of proprietary rights, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, potential challenges associated with geographic expansion, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net revenues:
Product sales	$536	$369	$2,208	$2,197
Subscription, licensing and other revenues (1)	305	385	880	1,151
Total net revenues	841	754	3,088	3,348

Costs and expenses:
Cost of sales - product costs	146	138	633	650
Cost of sales - online subscriptions	56	59	178	181
Cost of sales - software royalties and amortization	19	24	107	133
Cost of sales - intellectual property licenses	10	16	37	69
Product development	131	133	407	390
Sales and marketing	131	115	346	264
General and administrative	121	104	413	333
Restructuring	—	3	—	24
Total costs and expenses	614	592	2,121	2,044
Operating income	227	162	967	1,304
Investment and other income (expense), net	1	3	4	7
Income before income tax expense	228	165	971	1,311
Income tax expense	2	17	176	325
Net income	$226	$148	$795	$986

Basic earnings per common share	$0.20	$0.13	$0.70	$0.84
Weighted average common shares outstanding	1,109	1,140	1,113	1,151

Diluted earnings per common share (2)	$0.20	$0.13	$0.70	$0.84
Weighted average common shares outstanding assuming dilution	1,114	1,148	1,118	1,160

(1) Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

(2) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 27 million and 23 million for the three and nine months ended September 30, 2012, respectively, and we had, on a weighted-average basis, participating securities of approximately 17 million for the three and nine months ended September 30, 2011. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $221 million and $779 million for the three and nine months ended September 30, 2012, as compared to the total net income of $226 million and $795 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $146 million and $972 million for the three and nine months ended September 30, 2011, as compared to total net income of $148 million and $986 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$2,909	$3,165
Short-term investments	455	360
Accounts receivable, net	200	649
Inventories, net	291	144
Software development	164	137
Intellectual property licenses	13	22
Deferred income taxes, net	497	507
Other current assets	173	396
Total current assets	4,702	5,380
Long-term investments	19	16
Software development	156	62
Intellectual property licenses	4	12
Property and equipment, net	148	163
Other assets	12	12
Intangible assets, net	80	88
Trademark and trade names	433	433
Goodwill	7,107	7,111
Total assets	$12,661	$13,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$253	$390
Deferred revenues	847	1,472
Accrued expenses and other liabilities	455	694
Total current liabilities	1,555	2,556
Deferred income taxes, net	60	55
Other liabilities	163	174
Total liabilities	1,778	2,785

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,418	9,616
Retained earnings	1,539	948
Accumulated other comprehensive income (loss)	(74)	(72)
Total shareholders’ equity	10,883	10,492
Total liabilities and shareholders’ equity	$12,661	$13,277

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended September 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$841	$146	$56	$19	$10	$131	$131	$121	$614
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(90)	(5)	—	23	2	—	—	—	20
Less: Stock-based compensation	(b)	—	—	—	(1)	—	(5)	(2)	(26)	(34)
Less: Amortization of intangible assets	(c)	—	—	—	—	(3)	—	—	—	(3)
Non-GAAP Measurement		$751	$141	$56	$41	$9	$126	$129	$95	$597

Three months ended September 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$227	$226	$0.20	$0.20
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(110)	(83)	(0.07)	(0.07)
Less: Stock-based compensation	(b)	34	23	0.02	0.02
Less: Amortization of intangible assets	(c)	3	2	—	—
Non-GAAP Measurement		$154	$168	$0.15	$0.15

Nine months ended September 30, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$3,088	$633	$178	$107	$37	$407	$346	$413	$2,121
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(695)	(186)	—	5	—	—	—	—	(181)
Less: Stock-based compensation	(b)	—	—	—	(6)	—	(14)	(5)	(60)	(85)
Less: Amortization of intangible assets	(c)	—	—	—	—	(7)	—	—	—	(7)
Non-GAAP Measurement		$2,393	$447	$178	$106	$30	$393	$341	$353	$1,848

Nine months ended September 30, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$967	$795	$0.70	$0.70
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(514)	(401)	(0.35)	(0.35)
Less: Stock-based compensation	(b)	85	60	0.05	0.05
Less: Amortization of intangible assets	(c)	7	5	—	—
Non-GAAP Measurement		$545	$459	$0.40	$0.40

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $164 million and $449 million for the three and nine months ended September 30, 2012 as compared to the total non-GAAP net income of $168 million and $459 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended September 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$754	$138	$59	$24	$16	$133	$115	$104	$3	$592
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(127)	(10)	—	(10)	(2)	—	—	—	—	(22)
Less: Stock-based compensation	(b)	—	—	—	—	—	(5)	(2)	(11)	—	(18)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets	(d)	—	—	—	—	(7)	—	—	—	—	(7)
Non-GAAP Measurement		$627	$128	$59	$14	$7	$128	$113	$93	$—	$542

Three months ended September 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$162	$148	$0.13	$0.13
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(105)	(81)	(0.07)	(0.07)
Less: Stock-based compensation	(b)	18	13	0.01	0.01
Less: Restructuring	(c)	3	2	—	—
Less: Amortization of intangible assets	(d)	7	5	—	—
Non-GAAP Measurement		$85	$87	$0.07	$0.07

Nine months ended September 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$3,348	$650	$181	$133	$69	$390	$264	$333	$24	$2,044
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(1,268)	(220)	—	(84)	(21)	—	—	—	—	(325)
Less: Stock-based compensation	(b)	—	—	—	(8)	—	(15)	(4)	(34)	—	(61)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(24)	(24)
Less: Amortization of intangible assets	(d)	—	—	—	(1)	(21)	—	—	—	—	(22)
Non-GAAP Measurement		$2,080	$430	$181	$40	$27	$375	$260	$299	$—	$1,612

Nine months ended September 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,304	$986	$0.84	$0.84
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(943)	(699)	(0.60)	(0.59)
Less: Stock-based compensation	(b)	61	43	0.04	0.04
Less: Restructuring	(c)	24	18	0.02	0.02
Less: Amortization of intangible assets	(d)	22	14	0.01	0.01
Non-GAAP Measurement		$468	$362	$0.31	$0.31

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects amortization of intangible assets.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $85 million and $357 million for the three and nine months ended September 30, 2011 as compared to total non-GAAP net income of $87 million and $362 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three And Nine Months Ended September 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$357	43%	$250	33%	$107	43%
Digital online channels(1)	430	51	427	57	3	1
Total Activision and Blizzard	787	94	677	90	110	16

Distribution	54	6	77	10	(23)	(30)
Total consolidated GAAP net revenues	841	100	754	100	87	12

Change in Deferred Net Revenues(2)
Retail channel	(87)		(86)
Digital online channels(1)	(3)		(41)
Total changes in deferred net revenues	(90)		(127)

Non-GAAP Net Revenues by Distribution Channel
Retail channel	270	36	164	26	106	65
Digital online channels(1)	427	57	386	62	41	11
Total Activision and Blizzard	697	93	550	88	147	27

Distribution	54	7	77	12	(23)	(30)
Total non-GAAP net revenues (3)	$751	100%	$627	100%	$124	20%

	Nine Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channel	$1,837	60%	$1,856	56%	$(19)	(1)%
Digital online channels(1)	1,085	35	1,278	38	(193)	(15)
Total Activision and Blizzard	2,922	95	3,134	94	(212)	(7)

Distribution	166	5	214	6	(48)	(22)
Total consolidated GAAP net revenues	3,088	100	3,348	100	(260)	(8)

Change in Deferred Net Revenues(2)
Retail channel	(832)		(1,240)
Digital online channels(1)	137		(28)
Total changes in deferred net revenues	(695)		(1,268)

Non-GAAP Net Revenues by Distribution Channel
Retail channel	1,005	42	616	30	389	63
Digital online channels(1)	1,222	51	1,250	60	(28)	(2)
Total Activision and Blizzard	2,227	93	1,866	90	361	19

Distribution	166	7	214	10	(48)	(22)
Total non-GAAP net revenues (3)	$2,393	100%	$2,080	100%	$313	15%

(1) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(2) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(3) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended September 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$226	27%	$336	44%	$(110)	(33)%
PC and Other(5)	314	37	45	6	269	598
Sony PlayStation 3	81	10	100	14	(19)	(19)
Microsoft Xbox 360	121	14	144	19	(23)	(16)
Nintendo Wii	25	3	33	4	(8)	(24)
Total console(2)	227	27	277	37	(50)	(18)
Sony PlayStation Portable	2	—	4	1	(2)	(50)
Nintendo 3DS and DS	18	2	15	2	3	20
Total handheld	20	2	19	3	1	5
Total Activision and Blizzard	787	93	677	90	110	16

Distribution:
Total Distribution	54	7	77	10	(23)	(30)
Total consolidated GAAP net revenues	841	100	754	100	87	12

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	119		(62)
PC and Other(5)	(165)		(5)
Sony PlayStation 3	(12)		(18)
Microsoft Xbox 360	(30)		(36)
Nintendo Wii	(2)		(5)
Total console(2)	(44)		(59)
Nintendo 3DS and DS	—		(1)
Total changes in deferred net revenues	(90)		(127)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	345	46	274	44	71	26
PC and Other(5)	149	20	40	6	109	273
Sony PlayStation 3	69	9	82	13	(13)	(16)
Microsoft Xbox 360	91	12	108	17	(17)	(16)
Nintendo Wii	23	3	28	5	(5)	(18)
Total console(2)	183	24	218	35	(35)	(16)
Sony PlayStation Portable	2	—	4	1	(2)	(50)
Nintendo 3DS and DS	18	3	14	2	4	29
Total handheld	20	3	18	3	2	11
Total Activision and Blizzard	697	93	550	88	147	27

Distribution:
Total Distribution	54	7	77	12	(23)	(30)
Total non-GAAP net revenues(4)	$751	100%	$627	100%	$124	20%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Other includes standalone sales of toys and accessories products from Skylanders franchise, mobile sales and other physical merchandise and accessories.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Nine Months Ended September 30, 2012 and 2011

(Amounts in millions)

	Nine Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$701	23%	$1,090	33%	$(389)	(36)%
PC and Other(5)	727	24	251	8	476	190
Sony PlayStation 3	617	20	686	20	(69)	(10)
Microsoft Xbox 360	705	23	840	25	(135)	(16)
Nintendo Wii	108	3	185	6	(77)	(42)
Total console(2)	1,430	46	1,711	51	(281)	(16)
Sony PlayStation Portable	5	—	12	—	(7)	(58)
Nintendo 3DS and DS	59	2	70	2	(11)	(16)
Total handheld	64	2	82	2	(18)	(22)
Total Activision and Blizzard	2,922	95	3,134	94	(212)	(7)

Distribution:
Total Distribution	166	5	214	6	(48)	(22)
Total consolidated GAAP net revenues	3,088	100	3,348	100	(260)	(8)

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	92		(185)
PC and Other(5)	126		(129)
Sony PlayStation 3	(412)		(417)
Microsoft Xbox 360	(469)		(440)
Nintendo Wii	(27)		(90)
Total console(2)	(908)		(947)
Nintendo 3DS and DS	(5)		(7)
Total changes in deferred net revenues	(695)		(1,268)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	793	33	905	44	(112)	(12)
PC and Other(5)	853	36	122	6	731	599
Sony PlayStation 3	205	9	269	12	(64)	(24)
Microsoft Xbox 360	236	10	400	19	(164)	(41)
Nintendo Wii	81	3	95	5	(14)	(15)
Total console(2)	522	22	764	36	(242)	(32)
Sony PlayStation Portable	5	—	12	1	(7)	(58)
Nintendo 3DS and DS	54	2	63	3	(9)	(14)
Total handheld	59	2	75	4	(16)	(21)
Total Activision and Blizzard	2,227	93	1,866	90	361	19

Distribution:
Total Distribution	166	7	214	10	(48)	(22)
Total non-GAAP net revenues(4)	$2,393	100%	$2,080	100%	$313	15%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Other includes standalone sales of toys and accessories products from Skylanders franchise, mobile sales and other physical merchandise and accessories.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Nine Months Ended September 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$403	48%	$360	48%	$43	12%
Europe	333	40	323	43	10	3
Asia Pacific	105	12	71	9	34	48
Total consolidated GAAP net revenues	841	100	754	100	87	12

Change in Deferred Net Revenues(1)
North America	(49)		(72)
Europe	(9)		(45)
Asia Pacific	(32)		(10)
Total changes in net revenues	(90)		(127)

Non-GAAP Net Revenues by Geographic Region
North America	354	47	288	46	66	23
Europe	324	43	278	44	46	17
Asia Pacific	73	10	61	10	12	20
Total non-GAAP net revenues(2)	$751	100%	$627	100%	$124	20%

	Nine Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,567	51%	$1,687	51%	$(120)	(7)%
Europe	1,220	39	1,385	41	(165)	(12)
Asia Pacific	301	10	276	8	25	9
Total consolidated GAAP net revenues	3,088	100	3,348	100	(260)	(8)

Change in Deferred Net Revenues(1)
North America	(459)		(703)
Europe	(243)		(499)
Asia Pacific	7		(66)
Total changes in net revenues	(695)		(1,268)

Non-GAAP Net Revenues by Geographic Region
North America	1,108	46	984	47	124	13
Europe	977	41	886	43	91	10
Asia Pacific	308	13	210	10	98	47
Total non-GAAP net revenues(2)	$2,393	100%	$2,080	100%	$313	15%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three and Nine Months Ended September 30, 2012 and 2011

(Amounts in millions)

	Three Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$283	34%	$253	34%	$30	12%
Blizzard(2)	414	49	297	39	117	39
Distribution(3)	54	6	77	10	(23)	(30)
Operating segment total	751	89	627	83	124	20

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	90	11	127	17
Consolidated net revenues	$841	100%	$754	100%	$87	12%

Segment income (loss) from operations:
Activision(1)	$(14)		$(36)		$22	(61)%
Blizzard(2)	168		120		48	40
Distribution(3)	—		1		(1)	(100)
Operating segment total	154		85		69	81

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	110		105
Stock-based compensation expense	(34)		(18)
Restructuring	—		(3)
Amortization of intangible assets	(3)		(7)
Consolidated operating income	227		162		65	40
Investment and other income (expense), net	1		3
Consolidated income before income tax expense	$228		$165		$63	38%

Operating margin from total operating segments	21%		14%

	Nine Months Ended
	September 30, 2012		September 30, 2011		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$928	30%	$898	27%	$30	3%
Blizzard(2)	1,299	42	968	29	331	34
Distribution(3)	166	5	214	6	(48)	(22)
Operating segment total	2,393	77	2,080	62	313	15

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	695	23	1,268	38
Consolidated net revenues	$3,088	100%	$3,348	100%	$(260)	(8)%

Segment income (loss) from operations:
Activision(1)	$(84)		$42		$(126)	(300)%
Blizzard(2)	629		425		204	48
Distribution(3)	—		1		(1)	(100)
Operating segment total	545		468		77	16

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	514		943
Stock-based compensation expense	(85)		(61)
Restructuring	—		(24)
Amortization of intangible assets	(7)		(22)
Consolidated operating income	967		1,304		(337)	(26)
Investment and other income (expense), net	4		7
Consolidated income before income tax expense	$971		$1,311		$(340)	(26)%

Operating margin from total operating segments	23%		23%

(1) Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

(2) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(3) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending December 31, 2012 and

Year Ending December 31, 2012

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		December 31, 2012	December 31, 2012

Net Revenues (GAAP)		$1,485	$4,574

Excluding the impact of:
Change in deferred net revenues	(a)	927	231

Non-GAAP Net Revenues		$2,412	$4,805

Earnings Per Diluted Share (GAAP)		$0.19	$0.88

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	0.46	0.11
Stock-based compensation	(c)	0.04	0.09
Amortization of intangible assets	(d)	0.01	0.02

Non-GAAP Earnings Per Diluted Share		$0.70	$1.10

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.